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[LOGO]

FOR IMMEDIATE RELEASE

Contacts:   APW Ltd.
            Susan Hrobar
            262-523-7775

                   APW LTD. REPORTS RECORD QUARTERLY RESULTS

   25% Sales Growth and 30% Pro Forma Net Earnings Growth in Fourth Quarter
   ------------------------------------------------------------------------
________________________________________________________________________________

     Waukesha, WI, September 26, 2000 - APW Ltd. (NYSE: APW), a leading provider of integrated electronic enclosure systems, today reported record sales and pro forma net earnings for its fourth quarter and fiscal year ended August 31, 2000. Pro Forma results exclude one-time adjustments described below.

PRO FORMA REVIEW OF FOURTH QUARTER RESULTS
------------------------------------------

     Pro Forma Sales for the three months ended August 31, 2000 were $351.9
     ---------------
million, an increase of 25% over the same period in fiscal 1999. Excluding the negative impact of foreign currency translation, sales grew 29% in the quarter.

     Pro Forma EBITDA (Earnings Before Interest, Taxes, Depreciation and
     ----------------
Amortization) for the quarter ended August 31, 2000, was $43.0 million, an increase of 24% versus $34.7 million reported in the fourth quarter of fiscal 1999.

     Pro Forma Cash Earnings, which exclude the after-tax impact of
     ------------------------
amortization, were $20.3 million, or $0.50 per diluted share, an increase of 22% over the $0.41 reported for the fourth quarter of last year.

     Pro Forma Net Earnings increased 30% to $14.7 million compared to $11.3
     ----------------------
million in the fourth quarter of 1999. Diluted earnings per share was $0.36 versus $0.28 for the comparable period last year, an increase of 29%.

                                    -more-

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--------------------------------------------------------------------------------
Summary of Pro Forma Financial Results for APW Ltd. (excluding one-time costs)
--------------------------------------------------------------------------------
(Dollars in millions, except per share values)

                 Q4F00     Q4F99     % Change     FY2000     FY1999     % Change
                 -----     -----     --------     ------     ------     --------

Sales          $ 351.9   $ 281.6       25%     $ 1,237.9  $ 1,055.3        17%

EBITDA         $  43.0   $  34.7       24%     $   155.5  $   129.2        20%


Cash Earnings  $  20.3   $  16.8       21%     $    69.6  $    55.9        24%

Cash EPS       $  0.50   $  0.41       22%     $    1.71  $    1.38        24%


Net Earnings   $  14.7   $  11.3       30%     $    47.6  $    36.7        30%

Diluted EPS    $  0.36   $  0.28       29%     $    1.17  $    0.90        30%
--------------------------------------------------------------------------------

     Richard G. Sim, Chairman and Chief Executive Officer of APW Ltd. commented, "Excluding one-time items, the record fourth quarter results confirm the accelerating growth of our business. Customers are increasingly choosing
APW as their strategic partner, as demonstrated by our significant program wins over the past year. Reflecting our continued confidence in APW's future, we are increasing our guidance for APW for fiscal year 2001. We expect revenues to be at least $1.55 billion, which is an increase of 25% from fiscal 2000 with a cash EPS of $2.40, a 40% year-over-year increase. These estimates exclude the results of any acquisitions that will occur in fiscal 2001."

     Sim continued, "The completion of the spin-off of APW Ltd. from Applied Power Inc. on schedule has allowed us to position APW as a leader in the design and manufacture of large integrated infrastructure systems and at the same time to significantly reduce our debt. This positions APW to be more aggressive in pursuing acquisitions. With accelerating internal growth and selected strategic acquisitions, we expect 2001 to be a year of tremendous opportunity for APW."

                                    -more-
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Business Outlook FY2001
-----------------------

--------------------------------------------------------------------------------
FY2001 Business Outlook for APW Ltd.
(in millions, except per share amounts and percentage calculations)
(The following statements are forward looking estimates; actual results may differ materially.)

                            Q1 01E    Q2 01E     Q3 01E    Q4 01E      FY01E
                            ------    ------     ------    ------      -----
Sales                       $ 352.0   $ 346.0   $ 401.0   $ 451.0    $ 1,550.0
  Sales Growth                   22%       25%       25%       28%          25%

EBITA                       $  34.3   $  32.5   $  42.6   $  51.3    $   160.7
  % Sales                       9.7%      9.4%     10.6%     11.4%        10.4%

EBITDA                      $  43.8   $  43.0   $  53.6   $  62.8    $   203.2
 % Sales                       12.4%     12.4%     13.4%     13.9%        13.1%

Cash EPS                    $  0.51   $  0.47   $  0.64   $  0.78    $    2.40
                            =======   ========  =======   ========   =========

Diluted EPS                 $  0.37   $  0.34   $  0.50   $  0.65    $    1.86
                            =======   ========  =======   ========   =========

Diluted shares outstanding   41.250    41.500    41.750    42.000       41.625


--------------------------------------------------------------------------------

Fiscal 2000 & Fourth Quarter One-Time Items and Pro Forma Adjustments
---------------------------------------------------------------------

GAAP earnings, including all one-time items, was a loss of $37.8 million or ($0.92) per diluted share for the fourth quarter.

One-time items in the fourth quarter include:

 . Corporate reorganization expenses of $3.7 million pre-tax, $2.3 million after tax, or $0.06 per diluted share, related to the spin-off.

 . Foreign currency loss of $3.3 million pre-tax, $2.1 million after tax, or $0.05 per diluted share, associated with Euro forward contracts.

 . Pro Forma adjustments to exclude $8.0 million and $25.7 million for the quarter and year ended 8/31/00, respectively, and $8.3 million and $25.3 million of the quarter and year ended 8/31/99, respectively, from net financing costs based on the debt structure of the Company after the spin-off from Applied Power Inc.

                                    -more-

 . Pro Forma adjustments to include an additional 1.7 million shares to diluted shares outstanding to reflect the same level of dilution from options as in the quarter and year ended August 31, 2000, respectively.

 . Pro Forma adjustments to general corporate expenses to reflect $3.0 million for all quarters or $12.0 million for fiscal 1999 and 2000.

 . Pro Forma adjustment to adjust income tax expense for the quarter and fiscal year results to reflect the company's anticipated 30% tax rate after the spin-off.

 . Pro Forma adjustment to exclude $1.6 million in sales and an EBIT loss of $83,000 from the results of a business held for sale.


About APW Ltd.
--------------

     APW Ltd. is a technically enabled manufacturing services company that designs and manufactures large, complex infrastructure products for OEM's in the communications, computing and Internet markets. APW Ltd. has particular skills in the areas of manufacturing enclosures, thermal management, power supplies and backplanes; as well as core competencies in product and system design, integration and supply chain management. APW Ltd. operates in over 45 locations throughout North America, Europe and Asia.

Safe Harbor Statement
---------------------

     Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these projections are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. APW Ltd.'s results are also subject to general economic conditions, continued market acceptance of the Company's new product introductions, the successful integration of recent acquisitions, operating margin risk due to competitive pricing, foreign currency fluctuations and interest rate risk. See our Form 10 filing for information on risk factors.


                                     #####


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APW LTD - 5

APW Ltd.
Pro Forma Comparative Statement of Earnings
(Dollars in thousands, except per share amounts)

                                                          Three Months Ended August 31,
                                                        ----------------------------------
                                                        2000 (2)     1999 (1)     % Change
                                                        --------     --------     --------
Net sales                                               $351,916     $281,574       25.0%
Cost of products sold                                    261,616      202,081       29.5%
                                                        --------     --------       -----
     Gross Profit                                         90,300       79,493       13.6%

Engineering, selling and administrative expenses          56,160       51,183        9.7%
                                                        --------     --------       -----
     EBITA                                                34,140       28,310       20.6%

Amortization of intangible assets                          6,074        5,933        2.4%

Other Expense (Income):
     Net financing costs                                   6,435        6,833       -5.8%
     Other - net                                             686         (600)
                                                        --------     --------

Earnings Before Income Taxes                              20,945       16,144       29.7%

Income Tax Expense                                         6,284        4,843
                                                        --------     --------

Net Earnings                                             $ 14,661    $ 11,301       29.7%
                                                         ========    ========

Cash Earnings (3)                                        $ 20,250    $ 16,759       20.8%
                                                         ========    ========

Cash Earnings Per Share:
     Earnings Per Share                                  $   0.50    $   0.41       22.0%
                                                         ========    ========

Diluted Earnings Per Share:
     Earnings Per Share                                  $   0.36    $   0.28       28.6%
                                                         ========    ========

     Weighted Average Common and Equivalent
       Shares Outstanding (000's) (4)                      40,907      40,703
                                                         ========    ========

(1) Pro Forma adjustments to Fiscal 1999 are: (i) adjustments to include $3.0M of general corporate expenses per quarter, (ii) adjustments to net financing costs based on the debt structure of the company after the spin-off from Applied Power Inc., (iii) adjustments to income tax expense to reflect an estimated 30% tax rate APW Ltd. is subject to after its organization in Bermuda.

(2) Pro Forma adjustments to Fiscal 2000 are: (i) adjustments to include $3.0M of general corporate expenses per quarter, (ii) adjustments to exclude corporate reorganization expenses allocated from Applied Power Inc. relating to the spin-off transaction, (iii) adjustments to net financing costs based on the debt structure of the company after the spin-off from Applied Power Inc., (iv) adjustments to income tax expense to reflect an estimated 30% tax rate APW Ltd. is subject to after its organization in Bermuda, (v) adjustment to exclude foreign exchange loss on forward contracts, (vi) adjustments to exclude the results of a business held for sale.

(3) Diluted EPS adjusted for the after-tax effect of intangible amortization.

(4) In all quarters and years presented the same level of dilution is reflected in diluted shares outstanding as in the quarter and year ended August 31, 2000 respectively.

APW LTD - 6

APW Ltd.
Pro Forma Comparative Statement of Earnings
(Dollars in thousands, except per share amounts)

                                                              Year Ended August 31,
                                                       ------------------------------------
                                                        2000 (2)      1999 (1)     % Change
                                                       ----------    ----------    --------
Net sales                                              $1,237,930    $1,055,338       17.3%
Cost of products sold                                     915,193       763,585       19.9%
                                                       ----------    ----------       -----
     Gross Profit                                         322,737       291,753       10.6%

Engineering, selling and administrative expenses          202,168       192,614        5.0%
                                                       ----------    ----------       -----
     EBITA                                                120,569        99,139       21.6%

Amortization of intangible assets                          23,918        20,876       14.6%

Other Expense (Income):
     Net financing costs                                   26,971        27,588       -2.2%
     Other - net                                            1,644        (1,786)
                                                       ----------    ----------

Earnings Before Income Taxes                               68,036        52,461       29.7%

Income Tax Expense                                         20,411        15,738
                                                       ----------    ----------

Net Earnings                                           $   47,625    $   36,723       29.7%
                                                       ==========    ==========

Cash Earnings (3)                                      $   69,630        55,929       24.5%
                                                       ==========    ==========

Cash Earnings Per Share:
     Earnings Per Share                                $     1.71    $     1.38       23.9%
                                                       ==========    ==========

Diluted Earnings Per Share:
     Earnings Per Share                                $     1.17    $     0.90       30.0%
                                                       ==========    ==========

     Weighted Average Common and Equivalent
       Shares Outstanding (000's) (4)                      40,820        40,568
                                                       ==========    ==========

(1) Pro Forma adjustments to Fiscal 1999 are: (i) adjustments to include $3.0M of general corporate expenses per quarter, (ii) adjustments to net financing costs based on the debt structure of the company after the spin-off from Applied Power Inc., (iii) adjustments to income tax expense to reflect an estimated 30% tax rate APW Ltd. is subject to after its incorporation in Bermuda.

(2) Pro Forma adjustments to Fiscal 2000 are: (i) adjustments to include $3.0M of general corporate expenses per quarter, (ii) adjustments to exclude corporate reorganization expenses allocated from Applied Power Inc. relating to the spin-off transaction, (iii) adjustments to net financing costs based on the debt structure of the company after the spin-off from Applied Power Inc., (iv) adjustments to income tax expense to reflect an estimated 30% tax rate APW Ltd. is subject to after its incorporation in Bermuda, (v) adjustment to exclude foreign exchange loss on forward contracts, (vi) adjustments to exclude the results of a business held for sale.

(3) Diluted EPS adjusted for the after-tax effect of intangible amortization.

(4) In all quarters and years presented the same level of dilution is reflected in diluted shares outstanding as in the quarter and year ended August 31, 2000 respectively.

APW LTD - 7

APW Ltd.
Comparative Balance Sheets
(Dollars in Thousands)


                                        August 31,           August 31,
                                           2000                1999
                                       -----------          ----------
ASSETS
Current assets
  Cash and cash equivalents             $      570          $   15,002
  Accounts receivable                      118,481             101,765
  Inventories                              155,402             106,794
  Prepaid expenses                          23,150              14,206
                                        ----------          ----------
Total current assets                       297,603             237,767

Property, plant & equipment
  Gross property, plant & equipment        359,007             357,393
  Less: accumulated depreciation          (181,975)           (162,489)
                                        ----------          ----------
     Net property, plant & equipment       177,032             194,904

Goodwill                                   672,379             687,256
Other intangible assets                      9,262              11,631
Other assets                                57,114              48,420
                                        ----------          ----------
 Total assets                           $1,213,390          $1,179,978

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                 $        -          $    3,207
  Trade accounts payable                   149,877             105,154
  Accrued compensation and benefits         31,174              26,749
  Income taxes payable and other
   (including amounts due to Actuant)       71,073              37,295
  Other current liabilities                 39,432              58,749
                                        ----------          ----------
Total current liabilities                  291,556             231,154

Long-term debt                             236,370             725,579
Deferred income taxes                        9,580               8,149
Other non current liabilities
 (including amounts due to Actuant)         49,505              42,260
                                        ----------          ----------
         Total liabilities                 587,011           1,007,142

Total shareholders' equity                 626,379             172,836
                                        ----------          ----------
Total liabilities and
  shareholders' equity                  $1,213,390          $1,179,978
                                        ==========          ==========

APW LTD - 8

APW Ltd.
GAAP Comparative Statement of Earnings
(Dollars in thousands, except per share amounts)


                                                  Three Months Ended August 31,
                                                  -----------------------------
                                                     2000            1999
                                                    ----------      ----------
Net sales                                           $  353,528      $  281,574
Cost of products sold                                  262,717         202,081
                                                    ----------      ----------
     Gross Profit                                       90,811          79,493

Engineering, selling and administrative expenses        58,819          49,937
Corporate reorganization expenses                        3,738               -
                                                    ----------      ----------
     EBITA                                              28,254          29,556

Amortization of intangible assets                        6,074           5,933

Other Expense (Income):
     Net financing costs                                14,435          15,096
     Other - net                                         4,009            (600)
                                                    ----------      ----------

Earnings before income tax expense                       3,736           9,127

Income tax expense                                      41,545           3,274
                                                    ----------      ----------

Net Earnings                                        $  (37,809)     $    5,853
                                                    ==========      ==========
Cash Earnings                                          (32,221)         11,311
                                                    ==========      ==========
Cash Earnings Per Share:
     Earnings Per Share                             $    (0.79)     $     0.29
                                                    ==========      ==========
Diluted Earnings Per Share:
     Earnings Per Share                             $    (0.92)     $     0.15
                                                    ==========      ==========
     Weighted Average Common and Equivalent
       Shares Outstanding (000's)                       40,907          38,960
                                                    ==========      ==========

APW LTD - 9

APW Ltd.
GAAP Comparative Statement of Earnings
(Dollars in thousands, except per share amounts)


                                                       Year Ended August 31,
                                                  -----------------------------
                                                     2000               1999
                                                  ---------           ---------
Net sales                                         $1,239,542         $1,055,338
Cost of products sold                                916,294            763,585
                                                  ----------         ----------
    Gross Profit                                     323,248            291,753

Engineering, selling and administrative expenses     201,611            187,991
Corporate reorganization expenses                      6,541                  -
                                                  ----------         ----------
    EBITA                                            115,096            103,762


Amortization of intangible assets                     23,918             20,876

Other Expense (Income):
    Net financing costs                               52,657             52,857
    Other - net                                        4,967             (1,786)
                                                  ----------         ----------
Earnings before income tax expense                    33,554             31,815

Income tax expense                                    54,093             11,390
                                                  ----------         ----------
Earnings before extraordinary item                   (20,539)            20,425

Extraordinary loss on extinguishment of debt,
  net of income tax benefit of $1.25 million          (2,083)                 -

Net Earnings                                      $  (22,622)        $   20,425
                                                  ==========         ==========
Cash Earnings                                           (617)            39,631
                                                  ==========         ==========
Cash Earnings Per Share:

    Earnings Per Share                            $    (0.02)        $     1.02
                                                  ==========         ==========
Diluted Earnings Per Share:

    Earnings Per Share                            $    (0.55)        $     0.53
                                                  ==========         ==========
    Weighted Average Common and Equivalent
       Shares Outstanding (000's)                     40,820             38,825
                                                  ==========         ==========